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EXHIBIT 1.1

TRONOX INCORPORATED

17,480,000 Shares of Class A Common Stock

FORM OF

UNDERWRITING AGREEMENT

November    , 2005

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
 As Representatives of the several
    Underwriters named in Schedule 1 hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Tronox Incorporated, a Delaware corporation (the "Company") and an indirect wholly-owned subsidiary of Kerr-McGee Corporation, a Delaware corporation ("Parent"), proposes to sell an aggregate of 17,480,000 shares (the "Firm Stock") of the Company's Class A common stock, par value $0.01 per share ("Common Stock"). In addition, the Company proposes to grant to the underwriters (the "Underwriters") named in Schedule 1 attached to this agreement (this "Agreement") an option to purchase up to an additional 2,622,000 shares of Common Stock on the terms set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

        The Company currently has no subsidiaries and no material assets or liabilities. Prior to the Initial Delivery Time (as defined below), Tronox Worldwide LLC, a Delaware limited liability company ("Tronox Worldwide"), will be transferred to the Company by Kerr-McGee Worldwide Corporation, a Delaware corporation ("Kerr-McGee Worldwide") and wholly-owned subsidiary of Parent.

        The Company, in accordance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, hereby confirms the engagement of the services of Freidman, Billings, Ramsey & Co., Inc. as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD in connection with the offering and sale of the Stock.

        1.    Representations, Warranties and Agreements of the Company.    Each of the Company and Tronox Worldwide, jointly and severally, represents, warrants and agrees that:

          (a)   A registration statement on Form S-1 (File No. 333-125574) with respect to the Stock has (i) been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereto, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the rules and regulations (the "Rules and Regulations") of the Commission; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

          (b)   The Registration Statement conformed in all material respects at the Effective Time and conforms in all material respects, and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable Effective Date, to the requirements of the Securities Act and the Rules and Regulations. The Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and at the applicable Delivery Time (as defined in Section 5) to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, at the Effective Time, and the Prospectus, as of its date and at the applicable Delivery Time, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

          (c)   Each of the Company and Tronox Worldwide has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders' equity, properties or business of the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and Tronox Worldwide has all corporate and limited liability company, as applicable, power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus, except where the failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Significant Subsidiaries (as defined in Section 18) has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of organization. At the Initial Delivery Time, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries set forth on Schedule 2 hereto. None of the subsidiaries of the Company (other than those set forth in Part II of Schedule 2 hereto) will be a "significant subsidiary," as such term is defined in Rule 1-02(w) of Regulation S-X at the Initial Delivery Time.

          (d)   The Company's authorized capitalization conforms in all material respects to the description thereof contained in the Prospectus under the heading "Description of Capital Stock." All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. All of the issued shares of capital stock of each Significant

  Subsidiary (as defined in Section 18) that is a subsidiary of Tronox Worldwide (except in the case of a Significant Subsidiary that is not wholly-owned directly or indirectly by Tronox Worldwide, such portion of the capital stock of such subsidiary issued to Tronox Worldwide or any of its subsidiaries) have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares for foreign subsidiaries) are owned directly or indirectly by Tronox Worldwide, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) imposed in connection with the senior secured credit facility referenced in the Prospectus or (ii) as could not, individually or in the aggregate, materially affect the value of such shares of capital stock.

          (e)   The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment, issuance and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Prospectus and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

          (f)    This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (g)   That certain Assignment, Assumption and Indemnity Agreement, dated December 31, 2002 (the "Assignment"), by and between Tronox Worldwide and Kerr-McGee Oil & Gas Corporation, a Delaware corporation ("Kerr-McGee Oil & Gas") and an indirect wholly-owned subsidiary of Parent, has been duly and validly authorized, executed and delivered by Tronox Worldwide and, assuming due authorization, execution and delivery of the Assignment by Kerr-McGee Oil & Gas, constitutes a valid and legally binding agreement of Tronox Worldwide, enforceable against Tronox Worldwide in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

          (h)   The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under (i) that certain Master Separation Agreement by and among Parent, Kerr-McGee Worldwide and the Company (the "Master Separation Agreement"), (ii) that certain Registration Rights Agreement by and between Parent and the Company, (iii) that certain Transitional License Agreement by and among Parent and the Company, (iv) that certain Tax Sharing Agreement by and between Parent and the Company, (v) that certain Employee Benefits Agreement by and between Parent and the Company, and (vi) that certain Transition Services Agreement by and among Kerr-McGee Worldwide, Parent and the Company (collectively, the "Separation Agreements"). Each of the Separation Agreements has been duly and validly authorized by the Company and, assuming due authorization, execution and delivery by each of the other parties thereto, upon execution and delivery by the Company will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

          (i)    The execution, delivery and performance of this Agreement and each of the Separation Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, Tronox Worldwide and the Significant Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company, Tronox Worldwide or any of the Significant Subsidiaries is a party or by which the Company, Tronox Worldwide or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company, Tronox Worldwide or any of the Significant Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory agency or body having jurisdiction over the Company, Tronox Worldwide or any of the Significant Subsidiaries or any of their properties or assets, except in the cases of clauses (i) and (iii) above, such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not reasonably be expected to have a Material Adverse Effect.

          (j)    Except for (i) the registration of the Stock under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters, (iii) such consents, approvals, authorizations, registrations or qualifications as have been obtained, and (iv) such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, affect the validity of the Stock or affect the ability of the Company to consummate the transactions contemplated herein, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, Tronox Worldwide or any of the Significant Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement or the Separation Agreements by the Company or the consummation of the transactions contemplated hereby and thereby.

          (k)   The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Arrangements Between Kerr-McGee and Our Company," "Description of Our Concurrent Financing Transactions" and "Material United States Federal Income Tax Consequences to Non-U.S. Holders," insofar as they purport to constitute summaries of the terms, documents and laws referred to therein, are accurate and complete summaries of such documents and laws in all material respects.

          (l)    Since the date of the latest audited financial statements included in the Prospectus, (i) neither the Company, Tronox Worldwide nor any of Tronox Worldwide's subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there has not been any change in the capital stock or long-term debt of the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders' equity, properties or business of the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries, taken as a whole, except, in the case of clauses (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in, or contemplated by, the Prospectus, including the pro forma financial and capitalization information included therein.

          (m)  Since the date as of which information is given in the Prospectus and except as may otherwise be disclosed in the Prospectus, the Company (i) has not entered into any transaction not in the ordinary course of business that is material to the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries, taken as a whole, or (ii) declared or paid any dividend on its capital stock.

          (n)   The historical combined financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

          (o)   Ernst & Young LLP ("Ernst & Young"), who have certified certain financial statements contained in the Registration Statement and in the Prospectus, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 8(g) hereof, are independent public accountants with respect to the Company, as required by the Securities Act and the Rules and Regulations.

          (p)   The Company, Tronox Worldwide and each of Tronox Worldwide's subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are disclosed in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries; and all assets held under lease by the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries.

          (q)   Each of the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries carry, or are covered by, insurance provided by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, when considered in its entirety, in the good faith judgment of the Company, prudent and customary in the businesses in which it is engaged, including at least $100,000,000 of product liability insurance.

          (r)   Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries is a party or of which any property or assets of the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries is the subject which, if adversely determined against the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate reasonably be expected to have a material adverse effect on the performance of this Agreement, any Separation Agreement or the consummation of the transactions contemplated hereby or thereby, and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (s)   No labor disturbance by the employees of the Company, Tronox Worldwide or Tronox Worldwide's subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (t)    Neither the Company, Tronox Worldwide nor any subsidiary of Tronox Worldwide, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, Tronox Worldwide or any subsidiary of Tronox Worldwide, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (u)   The Company, Tronox Worldwide and each of the Significant Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon except where failure to file such return or pay such taxes would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, Tronox Worldwide or any of the Significant Subsidiaries, nor does the Company have any knowledge of any tax deficiency, except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Prospectus.

          (v)   Neither the Company, Tronox Worldwide nor any of the Significant Subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) except as disclosed in the Prospectus, is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (w)  Neither the Company, Tronox Worldwide nor any of Tronox Worldwide's subsidiaries is, and at the applicable Delivery Time and after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under "Use of Proceeds" in the Prospectus none of them will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended.

          (x)   The Company, Tronox Worldwide and each of Tronox Worldwide's subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company's assets is permitted only in accordance with management's authorization and (D) the recorded accountability for the Company's assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y)   The Company, Tronox Worldwide and each of Tronox Worldwide's subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (z)   Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no change in the internal controls over financial reporting of the Company or Tronox Worldwide that has materially affected, or is reasonably likely to materially affect, the Company's or Tronox Worldwide's internal control over financial reporting.

          (aa) The Company, Tronox Worldwide and each of Tronox Worldwide's subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus, except where the failure to possess such Permits would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Prospectus; and neither the Company, Tronox Worldwide nor any of Tronox Worldwide's subsidiaries has received notification of any revocation or termination thereof, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

          (bb) The Company, Tronox Worldwide and Tronox Worldwide's subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess would not reasonably be expected to have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which conflict would reasonably be expected to have a Material Adverse Effect.

          (cc) Except as disclosed in the Prospectus, (i) the Company, Tronox Worldwide and each of Tronox Worldwide's subsidiaries (A) are in compliance with all and are not subject to liability under any applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits, common law or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (B) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (A) or (B) where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company, Tronox Worldwide nor any of Tronox Worldwide's subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (iii) none of the Company, Tronox Worldwide and Tronox Worldwide's subsidiaries is a party to any proceeding under Environmental Laws, other than such proceedings regarding which it is believed no monetary penalties, judgments or other liabilities of $100,000 or more will be imposed.

          (dd) None of Kerr-McGee B.V., a company organized under the laws of The Netherlands, Kerr-McGee Chemical Finance B.V., a company organized under the laws of The Netherlands, and Kerr McGee Finance (Curacao) N.V., a company organized under the laws of the Netherlands Antilles, each of which is an indirect wholly-owned subsidiary of Tronox Worldwide, holds any material assets or properties or conducts any business.

          (ee) Prior to the Initial Delivery Time, (i) all of the rights, title and interest in and to the outstanding capital stock of Tronox Worldwide shall have been transferred to the Company, and (ii) the Company shall be the holder of record and beneficial owner of all such capital stock and the sole member under the limited liability company agreement of Tronox Worldwide.

          (ff)  At each Delivery Time, there will be no indebtedness outstanding between the Company, Tronox Worldwide or any subsidiary of Tronox Worldwide, on the one hand, and Parent or any subsidiary of Parent (other than the Company, Tronox Worldwide and any subsidiary of Tronox Worldwide), on the other hand.

        2.    Representations, Warranties and Agreements of Parent.    Parent represents, warrants and agrees that:

          (a)   Each of the Separation Agreements has been duly authorized by Parent or Kerr-McGee Worldwide, as applicable (each a "Kerr-McGee Separation Party"), and assuming the due authorization, execution and delivery of each such Separation Agreement by the other parties thereto, upon execution and delivery by such Kerr-McGee Separation Party will constitute such Kerr-McGee Separation Party's valid and legally binding agreement, enforceable against such Kerr-McGee

  Separation Party, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

          (b)   The Assignment has been duly authorized, executed and delivered by Kerr-McGee Oil & Gas and constitutes a valid and legally binding agreement of Kerr-McGee Oil & Gas, enforceable against Kerr-McGee Oil & Gas in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

          (c)   The compliance by the applicable Kerr-McGee Separation Party with all of the provisions of the Separation Agreements to which it is a party, the compliance by Kerr-McGee Oil & Gas with all of the provisions of the Assignment and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Parent or any of its subsidiaries (other than the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries), or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent or any of its subsidiaries (other than the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries) is a party or by which Parent or any of its subsidiaries (other than the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries) is bound or to which any of the property or assets of Parent or any of its subsidiaries (other than the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries) is subject; or (ii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Parent or any of its subsidiaries (other than the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries) or any of their properties or assets, except in the case of clauses (i) and (ii), such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not reasonably be expected to have a Material Adverse Effect.

          (d)   Prior to the Initial Delivery Time, (i) all of the rights, title and interest in and to the outstanding capital stock of Tronox Worldwide shall have been transferred to the Company free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (A) imposed in connection with the senior secured credit facility referenced in the Prospectus or (B) as could not, individually or in the aggregate, materially affect the value of such capital stock and (ii) the Company shall be the holder of record and beneficial owner of all such capital stock (all of which has been duly authorized, validly issued, and is fully paid and non-assessable) and the sole member under the limited liability company agreement of Tronox Worldwide.

          (e)   At each Delivery Time, there will be no indebtedness outstanding between the Company, Tronox Worldwide or any subsidiary of Tronox Worldwide, on the one hand, and Parent or any subsidiary of Parent (other than the Company, Tronox Worldwide and any subsidiary of Tronox Worldwide), on the other hand.

        3.    Purchase of the Stock by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 17,480,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Company as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

        In addition, the Company grants to the Underwriters an option to purchase up to 2,622,000 shares of the Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of the Firm Stock and is exercisable as provided in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of the Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of the Option Stock to be sold at such Delivery Time as the number of shares of the Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of the Firm Stock.

        The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $            per share.

        The Company shall not be obligated to deliver any of the Firm Stock or the Option Stock to be delivered at the applicable Delivery Time, except upon payment for all such Stock to be purchased at such Delivery Time as provided herein.

        4.    Offering of Stock by the Underwriters.    Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

        5.    Delivery of and Payment for the Stock.    Delivery of and payment for the Firm Stock shall be made at the office of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on the fourth business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "Initial Delivery Time." Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Stock shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of the Option Stock as to which the option is being exercised, the names in which the shares of the Option Stock are to be registered, the denominations in which the shares of the Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of the Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Time nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of the Option Stock are delivered are sometimes referred to as an "Option Stock Delivery Time," and the Initial Delivery Time and any Option Stock Delivery Time are sometimes each referred to as a "Delivery Time."

        Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, at such Option Stock Delivery Time. Delivery of the Option Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Option Stock shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        6.    Further Agreements of the Company.    The Company agrees:

          (a)   To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Time except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b)   To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c)   To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

          (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (e)   Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424(b) of the Rules and

  Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (which consent shall not be unreasonably withheld);

          (f)    As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

          (h)   For a period of 180 days from the date of the Prospectus (the "Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule 3 hereto to furnish to the Representatives, prior to the Initial Delivery Time, a letter or letters, substantially in the form of Exhibit A hereto, as the case may be (the "Lock-Up Agreements");

          Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing.

          Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 6(h) shall not apply to (i) the issuance and sale of the Stock pursuant to this Agreement, (ii) the issuance by the Company of shares of Common Stock or the grant by the Company of options, warrants or other rights pursuant to employee benefit plans disclosed in the Prospectus, (iii) the filing of any registration statement on Form S-8 relating to the offering of Common Stock pursuant to employee benefit plans disclosed in the Prospectus, (iv) the issuance by the Company of shares of its Class B common stock to

  Parent or any subsidiary of Parent, or any reduction by any means in the number of shares of such Class B common stock, as disclosed in the Prospectus, or (v) any offer, sale, pledge or other distribution of the Class B common stock of the Company issued to Kerr-McGee Worldwide pursuant to the Master Separation Agreement or any public disclosure by the Company related thereto.

          (i)    To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

        7.    Expenses.    The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the NASD of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Stock on the New York Stock Exchange, Inc. and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any "road show" undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any internet roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (i) any fees and expenses of the Independent Underwriter (as defined below); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

        8.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and at each Delivery Time, in all material respects of the representations and warranties of the Company and Tronox Worldwide contained herein (provided that representations and warranties of the Company and Tronox Worldwide contained herein that are qualified as to materiality shall be accurate in all respects), to the performance by the Company, Tronox Worldwide and Parent of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Time that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Separation Agreements, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Covington & Burling LLP shall have furnished to the Representatives its written opinion, as counsel to the Company and Parent, addressed to the Underwriters and dated the date of such Delivery Time, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

          (e)   Roger G. Addison, Esq., General Counsel of the Company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated the date of such Delivery Time, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

          (f)    Foreign counsel reasonably satisfactory to the Representatives shall have furnished to the Representatives their written opinions, as counsel to the Company and its Foreign Subsidiaries (as defined in Section 18), addressed to the Underwriters and dated the date of such Delivery Time, in form and substance satisfactory to the Representatives, to the effect, and to the extent such legal concepts or substantially similar legal concepts exist in such foreign jurisdiction, that each of the Foreign Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, that all of the issued shares of capital stock of such subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the issued shares of capital stock of such subsidiaries are owned directly or indirectly by the Company and, to the best of counsel's knowledge, are free and clear of all liens, encumbrances or claims except such liens, encumbrances or claims (i) imposed in connection with the senior secured credit facility described in the Prospectus or (ii) as do not materially affect the value of such shares of capital stock.

          (g)   The Representatives shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, such opinion or opinions, dated the date of such Delivery Time, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h)   At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i)    With respect to the letter of Ernst & Young referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the date of such Delivery Time (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j)    The representations and warranties of the Company and Tronox Worldwide in Section 1 are true and correct in all material respects (provided that representations and warranties of the Company and Tronox Worldwide contained herein that are qualified as to materiality shall be true and correct in all respects) on and as of such Delivery Time, and each of the Company and Tronox Worldwide has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Time.

          (k)   Each of the Company and Tronox Worldwide shall have furnished to the Representatives a certificate, dated the date of such Delivery Time, of its Chief Executive Officer or its Chief Financial Officer stating that:

            (i)    No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened;

            (ii)   Such officer has carefully examined the Registration Statement and the Prospectus and, in such officer's opinion, (A) the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and as of such Delivery Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth; and

            (iii)  Each of the conditions set forth in this Section 8 have been satisfied in full.

          (l)    Parent shall have furnished to the Representatives a certificate, dated such Delivery Time, of an authorized officer of Parent stating that the representations and warranties of Parent in Section 2 are true and correct in all material respects (or, in the case of the representations and warranties of Parent contained herein that are qualified as to materiality, that such representations and warranties shall be true and correct in all respects) on and as of such Delivery Time.

          (m)  Each of the Company, Tronox Worldwide, Parent and Kerr-McGee Worldwide shall have furnished to the Representatives a certificate, dated the date of such Delivery Time, of its Secretary certifying as of such Delivery Time as to the incumbency and signatures of the officers or representatives of such entity authorized to sign, as applicable, the Separation Agreements, this Agreement and the other documents delivered hereunder, together with evidence of the incumbency of such Secretary.

          (n)   Each of the conditions precedent to the obligations of the initial purchasers under that certain purchase agreement among Tronox Worldwide, Tronox Finance, Lehman Brothers Inc. and Credit Suisse First Boston LLC to purchase the unsecured notes of Tronox Worldwide and Tronox

  Finance Corp., other than the consummation of the offer and sale of the Stock pursuant hereto, shall have been satisfied in full; and concurrently with the consummation of the offer and sale of the Stock, Tronox Worldwide and Tronox Finance shall issue and sell not less than $350 million in aggregate principal amount of unsecured notes.

          (o)   The Company and Tronox Worldwide shall have executed and delivered that certain Credit Agreement with Lehman Commercial Paper Inc., as administrative agent; each of the conditions precedent to the obligations of the lenders thereunder to make loans in accordance with the terms thereof, other than the consummation of the offer and sale of the Stock pursuant hereto, shall have been satisfied in full; and concurrently with the consummation of the offer and sale of the Stock, Tronox Worldwide shall receive the net proceeds of term loans under such credit agreement in an aggregate principal amount equal to not less than $200 million.

          (p)   Except as set forth in or contemplated by the Prospectus, including the pro forma financial and capitalization information included therein, since the date of the latest audited financial statements included in the Prospectus, (i) neither the Company, Tronox Worldwide nor any of Tronox Worldwide's subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders' equity, properties or business of the Company, Tronox Worldwide or any of Tronox Worldwide's subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered at such Delivery Time on the terms and in the manner contemplated in the Prospectus.

          (q)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered at such Delivery Time on the terms and in the manner contemplated in the Prospectus.

          (r)   The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (s)   The Lock-Up Agreements between the Representatives and Parent and the Representatives and the officers and directors of the Company set forth on Schedule 3, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect at such Delivery Time.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        9.    Indemnification and Contribution.

          (a)   The Company and Tronox Worldwide, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor Tronox Worldwide shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the neither Company nor Tronox Worldwide shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   The Parent shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, a breach of any of the representations set forth in Section 2. The foregoing indemnity agreement is in addition to any liability which the Parent may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, Tronox Worldwide, their respective directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, Tronox Worldwide or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(f) and shall reimburse the Company, Tronox Worldwide and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, Tronox Worldwide or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, Tronox Worldwide or any such director, officer, employee or controlling person.

          (d)   Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or Parent under this Section 9 if (i) the Company, Parent and the Underwriters shall have so mutually agreed; (ii) the Company or Parent has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company or Parent; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company and Parent, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and Parent. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e)   If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b), 9(c) or 9(g) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Parent, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Parent, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Parent and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The Underwriters severally confirm, and the Company, Tronox Worldwide and Parent acknowledge and agree, that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          (g)   Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company and Tronox Worldwide agree to indemnify and hold harmless Friedman, Billings, Ramsey & Co., Inc. (in the capacity described in this paragraph, the "Independent Underwriter"), its directors, officers and employees and each person who controls Independent Underwriter within the meaning of Section 15 of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which the Independent Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Tronox Worldwide shall be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 9(e), deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 9(e), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.

        10.    Defaulting Underwriters.    If, at any Delivery Time, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase at such Delivery Time in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock at such Delivery Time if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased at such Delivery Time, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase at such Delivery Time pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Time. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Time, this Agreement (or, with respect to any Option Stock Delivery Time, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or Parent, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12 and Parent will continue to be liable for the payment of expenses to the extent set forth in Section 12. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases the Stock that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or Parent for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Time for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        11.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(p) and 8(q) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        12.    Reimbursement of Underwriters' Expenses.    If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company and Parent will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and Parent shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor Parent shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

        13.    Research Independence.    In addition, the Company and Parent acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company and Parent hereby waive and release, to the fullest extent permitted by law, any claims that the Company or Parent may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or Parent by such Underwriters' investment banking divisions. The Company and Parent acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

        14.    No fiduciary duty.    Each of the Company and Parent acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, Parent and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or Parent in connection with the offering contemplated hereby, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and Parent, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and Parent. Each of the Company and Parent hereby waives any claims that the Company or Parent may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.

        15.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-526-2648);

          (b)   if to the Company or Tronox Worldwide, shall be delivered or sent by mail, telex or facsimile transmission to Tronox Incorporated, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention Roger G. Addison, Esq., (Fax: (405) 270-4101); and

          (c)   if to Parent, shall be delivered or sent by mail, telex or facsimile transmission to Kerr-McGee Corporation, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention Gregory F. Pilcher, Esq., (Fax: (405) 270-3649).

provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

        16.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, Parent and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and Parent contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        17.    Survival.    The respective indemnities, representations, warranties and agreements of the Company, Parent and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        18.    Definition of the Terms "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations, (c) "Significant Subsidiaries" means the entities, other than Tronox Worldwide, listed on Part II of Schedule 2 hereto and (d) "Foreign Subsidiaries" means the entities listed on Schedule 4 hereto.

        19.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        20.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        21.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

        If the foregoing correctly sets forth the agreement among the Company, Tronox Worldwide, Parent and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
TRONOX INCORPORATED
By:

Name: Title:
TRONOX WORLDWIDE LLC
By:

Name: Title:
KERR-MCGEE CORPORATION
By:

Name: Title:

[Signature Page 1 to Underwriting Agreement]

Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

LEHMAN BROTHERS INC.
By:
Name: Title:
J.P. MORGAN SECURITIES INC.
By:
Name: Title:

[Signature Page 2 to Underwriting Agreement]

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  EXHIBIT 1.1
TRONOX INCORPORATED 17,480,000 Shares of Class A Common Stock FORM OF UNDERWRITING AGREEMENT